Exhibit T3B.2.81

LIMITED LIABILITY COMPANY AGREEMENT of JCG (PJC) USA, LLC, dated and effective as of August 23, 2006 (this “Agreement”).

The Jean Coutu Group (PJC) Inc., a Quebec corporation (the “Member”), has formed JCG (PJC) USA, LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Delaware Act”) that from and after the date hereof shall be governed by, and operated pursuant to, the terms and provisions of this Agreement.

ACCORDINGLY, the Member agrees as follows:

1.            Definitions.

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings ascribed to them below.

“Authorized Person” shall have the meaning ascribed to it in Section 5(c).

“Company” shall have the meaning ascribed to it in the Preamble.

“Delaware Secretary of State” shall have the meaning ascribed to it in Section 5(c).

“Delaware Act” shall have the meaning ascribed to it in the Preamble.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Member” has the meaning ascribed to it in the Preamble.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.            Name.

The name of the Company shall be JCG (PJC) USA, LLC, or such other name as the Member may from time to time hereafter designate.

3.            Purpose.

The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

4.            Offices.

(a)            The principal office of the Company, and such additional offices as the Member may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

(b)            The registered office of the Company in the State of Delaware is located at 160 Greentree Drive Suite 101, Dover, County of Kent, Delaware 19904. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

5.            Management of the Company; Officers; Formation.

(a)            Subject to the delegation of rights and powers provided for herein, the Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, and is authorized to execute any document on behalf of the Company in all cases consistent with this Agreement and the Member’s operating agreement, in each case as in effect from time to time. The Member may from time to time appoint a Board of Managers of the Company, to manage the business and affairs of the Company in lieu of the Member, and such Board of Managers shall have the rights and powers set forth in the first sentence of this Section 5(a).

(b)            The Member may from time to time appoint such officers of the Company, to hold such positions and with such powers, as the Member from time to time shall deem necessary or desirable.

(c)            The Member hereby ratifies, confirms and approves any and all actions taken by Jason Ment as an authorized person within the meaning of the Delaware Act (an “Authorized Person”), including, without limitation, the execution and filing on August 18, 2006 of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”) for the purpose of forming the Company. Thereafter, Jason Ment’s powers as an Authorized Person ceased and the Member became the Authorized Person to execute and file all certificates required or permitted to be filed with the DE Secretary of State (and any amendments and/or restatements thereof).

6.            Capital Contribution by the Member.

The Member has made a contribution of capital to the Company on the date hereof in the amount of $100 in exchange for the 100% interest in the Company’s assets, liabilities, capital, profits (or losses) and management and voting rights set forth opposite the Member’s name therein. The Member shall not be obligated to make any further capital contributions to the Company and the membership interests of the Company held by the Member shall not be assessable by the Company.

7.            Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated in a manner determined by the Member.

8.            Distributions.

Distributions of cash or property shall be made at such times and in such amounts as determined by the Member.

9.            Dissolution.

(a)            Subject to the provisions of Section 9(b), the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(i) the determination of the Member to dissolve the Company; or

(ii) the withdrawal of the Member or the occurrence of any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

(b)            Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

10.            Administrative Matters.

(a)            The Member is the sole member of the Company. Accordingly, the Company shall be disregarded for U.S. federal income tax purposes and the assets and liabilities and items of income and gain and loss and deduction shall be treated as the assets and liabilities and items of income and gain and loss and deduction of the Member.

(b)            Unless otherwise determined by the Member, the fiscal year of the Company shall be the calendar year.

(c)            The membership interests of the Company shall be uncertificated.

11.            Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the consent of the Member; provided, that no such consent shall be required to effectuate the addition of any lender to the Company as an additional member pursuant to the exercise by such lender of its rights under any pledge or security agreement between such lender and the Member.

12.            Limitation on Liability; Indemnification.

(a)            Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated for any such debt, obligation or liability of the Company.

(b)            The Company shall, to the fullest extent authorized by the Delaware Act, indemnify and hold harmless the Member from and against any and all claims and demands arising by reason of the fact that such Person is, or was, a member of the Company.

13.            Severability.

If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

14.            Entire Agreement; Amendment.

(a)            This Agreement and the other writings referred to herein contain the entire agreement with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto.

(b)           Except as otherwise provided in this Agreement or the Delaware Act, this Agreement may be amended only by the written consent of the Member to such effect.

15.            Governing Law; Jurisdiction.

(a)            The law of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity of this Agreement, the construction and interpretation of its terms, the organization and internal affairs of the Company and the limited liability of any managers, Member(s) and other owners.

(b)            Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the Court of Chancery of the State of Delaware, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

The Jean Coutu Group (PJC) Inc.

By:	/s/ [ILLEGIBLE]
Name:
Title: